================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                   FORM S-8/A
                                 Amendment No. 1

             Registration Statement under the Securities Act of 1933

                                 CASCADE BANCORP
             (Exact name of registrant as specified in its charter)

                  Oregon                                  93-1034484
         (State of Incorporation)               (IRS Employer Identification #)

                     1100 NW Wall Street, Bend, Oregon 97701
               (Address of principal executive offices) (Zip Code)

                              --------------------

                                 CASCADE BANCORP
                           2002 EQUITY INCENTIVE PLAN
               (as Amended and Restated Effective April 21, 2003,
           formerly Cascade Bancorp 2002 Incentive Stock Option Plan)
                            (Full Title of the Plan)

                                James E. Petersen
                              Karnopp Petersen LLP
                        1201 N.W. Wall Street, Suite 300
                               Bend, OR 97701-1957
                                 (541) 382-3011
            (Name, Address and Telephone Number of Agent for Service)

                              --------------------

-----------------------------------------------------------------------------------------------------------
                                 Number of         Proposed              Proposed
Title of Securities to be       Shares Being        Maximum              Maximum             Amount of
       Registered                Registered     Price Per Unit       Aggregate Price     Registration Fee
-----------------------------------------------------------------------------------------------------------
      COMMON STOCK                  N/A                N/A                 N/A                  N/A
-----------------------------------------------------------------------------------------------------------

================================================================================

                                EXPLANATORY NOTE

      On January 20, 2003, the Board of Directors of Cascade Bancorp adopted the First Amendment to the 2002 Incentive Stock Option Plan, and Shareholders approved it at the Annual Shareholders Meeting held on April 21, 2003. As part of this amendment, the 2002 Incentive Stock Option Plan was renamed the "2002 Equity Incentive Plan". This Post-Effective Amendment No. 1 is being filed for the purpose of replacing Exhibit 99.1, the 2002 Stock Option Plan, with the 2002 Equity Incentive Plan. No additional securities are being registered.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bend, State of Oregon, on the 22nd day of April, 2003.

                                           CASCADE BANCORP


                                           By: /s/ Patricia L. Moss
                                               ---------------------------------
                                               Patricia L. Moss
                                               President/Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Gary L. Capps                                         4/21/03
-----------------------------------------------           --------------------
Gary L. Capps, Director/Chairman                          Date


/s/ Gary L. Hoffman                                       4/21/03
-----------------------------------------------           --------------------
Gary L. Hoffman, Director/Vice Chairman                   Date


/s/ Patricia L. Moss                                      4/21/03
-----------------------------------------------           --------------------
Patricia L. Moss, Director/President/CEO                  Date


/s/ Gregory D. Newton                                     4/21/03
-----------------------------------------------           --------------------
Gregory D. Newton, Executive Vice President/CFO           Date


/s/ Ryan R. Patrick                                       4/21/03
-----------------------------------------------           --------------------
Ryan R. Patrick, Director                                 Date


/s/ James E. Petersen                                     4/21/03
-----------------------------------------------           --------------------
James E. Petersen, Director/Assistant Secretary           Date


/s/ L.A. Swarens                                          4/21/03
-----------------------------------------------           --------------------
L.A. Swarens, Director                                    Date


                                       3